As filed with the Securities and Exchange Commission on December 13, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SOLGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	41-1505029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

(609) 538-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

(609) 538-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie J. Croland, Esq.	Leslie Marlow, Esq.
Driscoll R. Ugarte, Esq.	Hank Gracin, Esq.
Duane Morris LLP	Patrick J. Egan, Esq.
200 South Biscayne Boulevard	Gracin & Marlow, LLP
Suite 3400	The Chrysler Building
Miami, Florida 33131-2318	405 Lexington Avenue, 26th Floor

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-214038

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(2)(3)
Common Stock, $0.001 par value	$—	$—
Common Stock Purchase Warrants	$—	$—
Shares of Common Stock, $0.001 par value per share, underlying Common Stock Purchase Warrants(3)(4)(5)	$637,963.22	$73.94
Representative’s Warrants	—	—
Shares of Common Stock underlying Representative’s Warrants	$—	$—
Total	$637,963.22	$73.94

(1)	Estimated solely for purposes of calculating the registration fee according to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The Registrant previously registered an aggregate of $15,696,974.52 of its securities on the Registrant’s Registration Statement on Form S-1 (File No. 333-214038) declared effective on November 22, 2016, for which a filing fee of $1,819.29 was paid. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $637,963.22 is hereby registered.
(3)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	Includes shares of common stock the underwriters have the option to purchase to cover over-allotments, if any. This registration statement also covers the preferred stock purchase rights issuable in accordance with the Rights Agreement, dated June 22, 2007, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Registrant’s common stock.
(5)	There will be issued a warrant to purchase one and one-quarter share of common stock for every share offered. The warrants are exercisable at a per share price equal to 125% of the common stock public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional warrants to purchase shares of common stock, par value $0.001 per share, of Soligenix, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-214038), which was declared effective by the Securities and Exchange Commission on November 22, 2016, and all exhibits thereto are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies that it (i) has initiated and released a wire transfer to transmit the filing fee set forth on the cover page of this Registration Statement to the Securities and Exchange Commission's account as soon as practicable (but no later than the close of business on December 13, 2016), (ii) will not revoke such wire transfer, and (iii) has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-214038 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit

5.1*	Opinion of Duane Morris LLP LLP as to validity of the securities issued.

23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1†	Powers of Attorney

* Filed or furnished herewith

† Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-214038) filed with the Commission on October 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 13th day of December, 2016.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
Chief Executive Officer and President

Signature		Title	Date

By:	/s/ Christopher J. Schaber	Chairman, President and Chief Executive Officer	December 13, 2016
	Christopher J. Schaber, PhD	(Principal Executive Officer)

By:	*	Director	December 13, 2016
Keith L. Brownlie, CPA

By:	*	Director	December 13, 2016
Marco M. Brughera, DVM

By:	*	Director	December 13, 2016
Gregg A. Lapointe, CPA

By:	*	Director	December 13, 2016
Robert J. Rubin, MD

By:	*	Director	December 13, 2016
Jerome Zeldis, MD, PhD

By:	/s/ Karen R. Krumeich	Senior Vice President and	December 13, 2016
	Karen R. Krumeich	Chief Financial Officer (Principal Financial and Accounting Officer)
* The undersigned does hereby sign this registration statement on behalf of the above indicated director of Soligenix, Inc. pursuant to a power of attorney executed by such director.
By:	/s/ Karen R. Krumeich
Karen R. Krumeich

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